UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2009

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 31, 2009, Moe Bawa’s employment with Rainmaker Systems, Inc. (the “Company”) terminated and he will be pursuing other business opportunities. Mr. Bawa was Vice President & General Manager of the Company and one of the named executive officers identified in our Proxy Statement filed with the Commission on April 13, 2009.

Jack Johnson, 51, will be joining the Company on January 11, 2010 as Senior Vice President of Client Services, assuming Mr. Bawa’s responsibilities and reporting to Michael Silton, CEO. Mr. Johnson has extensive experience leading sales, service and support organizations since the early 1980’s. Mr. Johnson was Vice President of Customer Loyalty at AVID Technology from 2008 to 2009 and prior to this was Vice President of Inside Sales for ServiceSource from 2005 to 2008. From 1997 to 2005, Mr. Johnson held various executive positions at BEA Systems, Riverstone Networks and AUSPEX Systems.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

January 6, 2010	/S/ STEVE VALENZUELA
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer